UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026 (June 23, 2026)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2026, Energy Fuels Inc. (“Energy Fuels” or the “Company”), VAC Group B.V., a private limited company organized under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands and registered with the Dutch trade register under number 42036655 (“Ara VAC Dutch TopCo”), Ara VAC TOPCO US LLC, a limited liability company organized under the laws of Delaware (“Ara VAC US TopCo” and together with Ara VAC Dutch TopCo, the “Acquired TopCos”), Ara VAC IE Aggregator, LP, a limited partnership organized under the laws of Ireland (“Holder”), Ara VAC Blocker, SLP, a separate limited partnership organized under the laws of Jersey (“Blocker”), Ara VAC Holdings, Ltd., a limited company organized under the laws of Ireland (“Ara HoldCo” and, together with Blocker, the “Minority Holders,” and collectively with Blocker, Holder and (before Closing) the Acquired TopCos, the “Ara Parties”), Merger Sub HoldCo, a Canadian unlimited liability corporation to be formed under the laws of a province of Canada determined by the Company, acting reasonably (“Merger Sub HoldCo”), Dutch Merger Sub, a private limited company to be organized under the laws of the Netherlands, to have its official seat in Amsterdam, the Netherlands and to be registered with the Dutch trade register (“Dutch Merger Sub”), Energy Fuels Holdings Corp., a Delaware corporation (“US Merger Sub HoldCo”), US Merger Sub I, a Delaware corporation to be formed (“US Merger Sub I”), and US Merger Sub II, a Delaware limited liability company to be formed (“US Merger Sub II”) (collectively with US Merger Sub I and Dutch Merger Sub, the “Merger Subs,” and collectively with Energy Fuels, Merger Sub HoldCo, US Merger Sub HoldCo, and the other Merger Subs, the “Parent Parties”) entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which (i) Ara VAC Dutch TopCo will merge with and into Dutch Merger Sub, with Dutch Merger Sub continuing as the surviving private limited company, and (ii) US Merger Sub I will merge with and into Ara VAC US TopCo, with Ara VAC US TopCo surviving as a direct wholly owned subsidiary of US Merger Sub HoldCo, followed by a second-step merger in which Ara VAC US TopCo will merge with and into US Merger Sub II, with US Merger Sub II surviving as a direct wholly owned subsidiary of US Merger Sub HoldCo (together, the “Mergers”).

The aggregate purchase price to be paid by Energy Fuels will consist of: (i) $718,000,000 in cash (the “Cash Consideration”); (ii) 65,853,000 common shares of Energy Fuels (provided that the maximum number of common shares that will be issued shall not exceed the maximum number of common shares that may be issued without obtaining the approval of Parent’s shareholders under applicable Canadian Securities Laws (the “Share Consideration”)); and (iii) preferred shares of Energy Fuels, if any (the “Preferred Share Consideration”), to be issued in either or both of the following circumstances: (A) to the extent the number of common shares constituting the Share Consideration is reduced to comply with the maximum issuance limit described above, preferred shares will be issued in replacement of any common shares so removed; and (B) if the volume-weighted average price of Energy Fuels’ common shares in the twenty consecutive trading day period that ends on (and includes) the second trading day immediately prior to Closing is below a specified reference price of $20.93 per common share, additional preferred shares will be issued to provide a value top-up to the Ara Parties, in an amount not to exceed $135,000,000 in value. The Preferred Share Consideration, if any, will be issued on the terms set forth in the Preferred Shares Instrument attached to the Merger Agreement, as such terms may be modified by the mutual agreement of the Ara Parties and the Parent Parties. The Cash Consideration is subject to certain adjustments, including for the repayment of specified indebtedness of the Acquired TopCos and their respective direct and indirect subsidiaries (the “Acquired Companies”), reductions to account for unpaid transaction expenses and notified leakage, an increase by the amount of any negative leakage, subject to the cap set forth in the Merger Agreement, and an increase by the amount of any permitted financing provided by the Ara Parties or their affiliates to the Acquired Companies that remains outstanding as of immediately prior to the Closing, subject to the cap set forth in the Merger Agreement, in each case as provided in the Merger Agreement. An amount of $12,500,000 otherwise payable at closing of the Mergers (“Closing”) will be deposited into an escrow account under an escrow agreement to be entered into at Closing (the “Escrow Agreement”) to secure certain post-Closing obligations of the Ara Parties under the Merger Agreement, with any remaining amounts to be released in accordance with the terms of the Merger Agreement and the Escrow Agreement.

Conditions to the Mergers

The consummation of the Mergers is subject to the satisfaction or waiver (to the extent permitted) of certain conditions, including (i) the expiration or termination of the waiting periods (and any extensions thereof) applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and receipt of certain other regulatory approvals specified in the Merger Agreement; (ii) the conditional approval for listing on the NYSE American (subject only to official notice of issuance) and the TSX (subject only to customary post-closing filing requirements) of the Share Consideration issuable in accordance with the Merger Agreement; (iii) Energy Fuels having taken all actions necessary to issue and having duly authorized any Preferred Share Consideration issuable in accordance with the Merger Agreement; (iv) the absence of any order of law enjoining or otherwise prohibiting the Mergers; (v) Energy Fuels having executed and delivered to Holder an Investors' Rights Agreement (discussed below), substantially in the form attached to the Merger Agreement; (vi) the absence of the occurrence of a material adverse effect with respect to the applicable counterparty from signing through the Closing; and (vii) other customary conditions specified in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from each of the Ara Parties and the Parent Parties, including representations and warranties from the Acquired Companies regarding, among other things, organization and standing, capitalization, authority, regulatory approvals and consents, financial statements, absence of certain developments, litigation and governmental orders, compliance with applicable laws, material contracts, real property, environmental matters, employee benefit plans and labor matters, taxes, intellectual property (including cybersecurity and data protection), insurance and no brokers.

Covenants

The Acquired Companies are obligated to use commercially reasonable efforts to conduct the business of the Acquired Companies in all material respects in the ordinary course prior to Closing and not to engage in specified actions without Energy Fuels' prior consent. Energy Fuels has agreed to customary covenants related to post-Closing employee matters, indemnification and insurance for directors and officers, obtaining stock-exchange approvals for the listing of the Share Consideration on NYSE American and the TSX, arranging and cooperating with respect to debt financing (with no financing condition to Closing), and undertaking pre-Closing funding steps to facilitate the consideration structure. Energy Fuels and the Ara Parties are required to use commercially reasonable efforts to take all actions necessary to consummate the Mergers, including making required filings and notices under the HSR Act and other applicable regulatory regimes and cooperating in seeking required approval.

Termination

The Merger Agreement also contains specified termination rights, including the right of either Energy Fuels or the Acquired Companies to terminate the Merger Agreement if (i) the Closing has not occurred on or before 5:00 p.m. New York time on March 22, 2027 (as may be extended by mutual written agreement of the Company and the Acquired Companies), subject to an automatic extension if, as of that date, the only unsatisfied conditions relate to specified regulatory approvals and related waiting periods, in which case the outside date extends until June 22, 2027, (ii) there is a breach by the other party of its representations, warranties or covenants that would give rise to a failure of a closing condition that is not cured within the specified cure period (and subject to customary limitations if the terminating party is itself in material breach), (iii) a final, non-appealable governmental order or other applicable law permanently enjoins, prohibits or makes illegal the consummation of the transactions, or (iv) in the case of the Acquired Companies, if all mutual conditions are satisfied or waived (other than those to be satisfied at Closing), they deliver a "Closing Readiness Notice," and Energy Fuels fails to consummate the Closing by the specified date.

Additional Information

At Closing, Energy Fuels must implement the Acquired TopCo equityholders’ rights (set out in the Investors’ Rights Agreement, discussed below) regarding the composition of Energy Fuels’ Board of Directors (the “Board”), including Holder’s nomination/designation and related veto rights, and take all actions necessary (including expanding the Board) to effect those rights. Energy Fuels also agrees to provide a customary indemnification agreement to Holder’s Board nominee.

The Merger Agreement also provides that, at Closing, Holder and each Minority Holder will enter into a Lock-Up Agreement (discussed below) with Energy Fuels, substantially in the form attached to the Merger Agreement.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Form of Lock-Up Agreement

In connection with the Closing, the Company will enter into a Lock-Up Agreement, substantially in the form of Exhibit A to the Merger Agreement (the “Lock-Up Agreement”) with Holder and the Minority Holders, who are listed on Schedule I of the Lock-Up Agreement as the “Holders”.

Pursuant to the Lock-Up Agreement, the Holders agree not to transfer (except for certain permitted transfers) the Lock-Up Shares (as defined in the Lock-Up Agreement) during the period beginning on the date of the Closing (the “Closing Date”) and ending on the twelve-month anniversary of the Closing Date (the “Lock-Up Period”), subject to a release schedule that permits the Holders to transfer a portion of the Lock-Up Shares during specified periods following the Closing. During the first period, which begins on the Closing Date and ends on the six-month anniversary of the Closing Date, the Holders may transfer, in the aggregate, up to 8,000,000 Lock-Up Shares per calendar month (pro-rated for any partial month), subject to a maximum of 21,500,000 Lock-Up Shares in the aggregate during that period; provided that 50% of any portion of the monthly amount not transferred in a calendar month will carry forward to subsequent calendar months during the first period, and in no event may more than 16,000,000 Lock-Up Shares be transferred in any single calendar month. During the second period, which begins on the day following the six-month anniversary of the Closing Date and ends on the twelve-month anniversary of the Closing Date, the Holders may transfer, in the aggregate, up to 50% of the remainder of the Lock-Up Shares originally issued to the Holders that were not transferred during the first period. Upon the twelve-month anniversary of the Closing Date, all remaining Lock-Up Shares will be released from the transfer restrictions. The release schedule applies to the Holders on a collective basis, and the Lock-Up Shares remain subject at all times to restrictions on transfers to certain hostile entities, competitors and activist investors as set forth in the Lock-Up Agreement.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Form of Investors’ Rights Agreement

In connection with the Closing, the Company will enter into an Investors’ Rights Agreement, substantially in the form of Exhibit B to the Merger Agreement (the “Investors’ Rights Agreement”) with the Holder and Minority Holders, who are listed on Schedule I of the Investors’ Rights Agreement as the “Investors”. Subject to the terms and conditions set forth in the Investors’ Rights Agreement, as of the Closing Date, the Holder will have (i) the right to nominate one director to the Company’s Board (the “Board Nomination Right”), and (ii) the right to exercise a one-time veto over any one individual nominated by the Company for service on the Board as an independent director, in which case the Company will identify a replacement nominee and repeat the process until a nominee is approved, at which point the veto right will automatically terminate (the “Independent Director Veto Right”). Both the Board Nomination Right and the Independent Director Veto Right will continue for so long as the Investors, in the aggregate, beneficially own at least 7.5% of the outstanding common shares of Energy Fuels and will cease at such time as the Investors, in the aggregate, own less than 7.5% of the outstanding common shares of Energy Fuels.

Pursuant to the terms of the Investors' Rights Agreement, the Company agreed to grant certain registration rights, subject to the conditions and limitations further described in the Investors' Rights Agreement, to the Investors, including the right to an automatic resale shelf registration statement, customary demand rights to require underwritten shelf takedowns and block trades (subject to a certain threshold and frequency limits), and piggyback registration rights.

The Investors are subject to certain standstill restrictions under the Investors’ Rights Agreement until the two-year anniversary of the Closing Date, such as, acquiring, offering or proposing to acquire, or agreeing to acquire voting securities of the Company or any securities convertible into or exercisable for voting securities of the Company over a certain ownership threshold as set forth in the Investors’ Rights Agreement, participating in solicitation of proxies or submitting any public proposal for or offering any extraordinary transaction involving the Company or any of its subsidiaries, without the prior written consent of the Board.

The foregoing description of the Investors' Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investors' Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Secured Term Loan Commitment Letter

On June 23, 2026, the Company entered into a senior secured term loan facility commitment letter (the “Commitment Letter”) pursuant to which Goldman Sachs Bank USA has committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a senior secured term loan in an aggregate principal amount of $250 million (the “Senior Secured Term Loan Facility”). $250 million of the Senior Secured Term Loan Facility will be available to the Company upon the completion of the terms set forth in the Commitment Letter and the Summary of Terms and Conditions attached to the Commitment Letter as Annex A. The Company currently anticipates that it will use some or all of the proceeds from the borrowings of the Senior Secured Term Loan Facility, if any, on the Closing Date, together with cash on hand, to consummate of the Merger.

Amounts to be funded under the Senior Secured Term Loan Facility, if any, will be reduced by the net cash proceeds from the issuance or incurrence of certain debt, the issuance of equity financing (including equity and debt securities convertible or exchangeable into or exercisable for equity securities, other equity-linked securities or hybrid debt-equity securities) and non-ordinary course asset sales (in each case, with exceptions to be agreed).

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading "Senior Secured Term Loan Commitment Letter" is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The Share Consideration and Preferred Share Consideration (if any) to be issued pursuant to the Merger Agreement will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. Energy Fuels did not engage in "general solicitation" or "general advertising" (as such terms are used in Regulation D under the Securities Act), with regard to the issuance.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 annual meeting of shareholders of the Company held on June 24, 2026 (the “Meeting”), four (4) proposals were submitted to the shareholders of the Company for approval as set forth in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission on April 17, 2026. In total, 129,104,594 Common Shares were present virtually or represented by proxy at the Meeting.

Proposal No. 1 - Election of Directors.

The seven (7) nominees proposed by management for election as directors were elected by the shareholders of the Company as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ross R. Bhappu	80,251,853	656,016	48,196,725
Benjamin Eshleman III	71,695,159	9,212,710	48,196,725
Barbara A. Filas	79,360,144	1,547,725	48,196,725

Bruce D. Hansen	78,572,958	2,334,911	48,196,725
Jaqueline Herrera	79,620,661	1,287,208	48,196,725
Dennis L. Higgs	72,001,252	8,906,617	48,196,725
Michael H. Stirzaker	80,589,649	318,220	48,196,725

Proposal No. 2 - Appointment of Auditors.

The shareholders of the Company approved the appointment of KPMG LLP of Denver, Colorado, an independent registered public accounting firm, as auditors of the Company until the next annual meeting of shareholders, and authorized the directors to fix the remuneration of the auditors as follows:

Votes For	Votes Withheld	Abstentions
128,020,863	6,671	1,077,060

Proposal No. 3 - Say-on-Pay Advisory Vote.

The shareholders of the Company ratified the non-binding advisory proposal to approve the compensation of the Company's named executive officers through an advisory resolution, commonly referred to as a "Say-on-Pay" vote, as follows:

Votes For	Votes Against	Abstentions
78,072,434	2,348,001	487,434

Proposal No. 4 - Say-When-On-Pay Advisory Vote.

The shareholders of the Company ratified the non-binding advisory proposal to approve the frequency of future advisory votes on the compensation of the Company's named executive officers, commonly referred to as a "Say-When-On-Pay" vote, as follows:

One (1) Year	Two (2) Years	Three (3) Years	Abstentions
79,007,825	247,754	1,146,938	505,352

Item 8.01 Other Events.

On June 18, 2026, the Company received a conditional $725 million financing commitment from the Department of War, U.S. Office of Strategic Capital (the "OSC"). Under a commitment agreement that is subject to further due diligence, finalization of agreements, customary closing conditions, and approvals, the OSC would extend to Energy Fuels a $725 million loan with a tenor of 20 years to support the planned expansion of the Company's critical minerals processing capabilities at its White Mesa Mill in Utah as well as a planned rare earth metals and alloy facility to be constructed in the United States.

The Company intends to use proceeds from the finalized financing to support eligible project development, processing capacity, supply chain integration, working capital and other strategic priorities, consistent with the terms of the applicable financing arrangements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1†	Agreement and Plan of Merger, dated as of June 23, 2026, by and among VAC Group B.V., Ara VAC TOPCO US LLC, Ara VAC IE Aggregator, LP, Ara VAC Blocker, SLP, Ara VAC Holdings, Ltd., Energy Fuels Inc., Merger Sub HoldCo, Dutch Merger Sub, Energy Fuels Holdings Corp., US Merger Sub I, and US Merger Sub II

10.1	Form of Lock-Up Agreement (included in Exhibit 2.1)

10.2	Form of Investors’ Rights Agreement (included in Exhibit 2.1)

10.3	$250,000,000 Senior Secured Term Loan Facility Commitment Letter, dated as of June 23, 2026, between Energy Fuels Inc. and Goldman Sachs Bank USA

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Energy Fuels agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” and “forward-looking information” within the meaning of applicable United States (“U.S.”) and Canadian securities laws (collectively, “forward-looking statements”), which may include, but are not limited to, statements with respect to Energy Fuels Inc.’s (the “Company” or “Energy Fuels,” “we,” “us” or “our”): any expectation that the Merger Agreement will be implemented and that closing will occur; any expectation as to the timing of closing of the Merger Agreement; and any expectation that the transaction value at closing could be higher or lower than the transaction value calculated as of the date the exchange ratio was set on June 22, 2026; any expectation that all required conditions will be satisfied and that the proposed OSC financing will be completed; any expectation that the Company will develop its planned expansion of rare earth element (“REE”) production capacity at its White Mesa Mill; any expectation that the Company will develop a rare earth metals and alloys facility in the U.S.; any expectation that the proposed Mergers will be completed as planned or at all; any expectation that any of the government funding conditionally committed and in-discussion, including the recently announced $725 million loan from the OSC, will be funded as contemplated or at all; any expectation that the $250 million term loan financing commitment from Goldman Sachs Bank USA will be funded as contemplated or at all; any expectation that the Closing Conditions will be satisfied; any expectation as to future production of the Company or the combined company; any expectation that the Company will secure sufficient feed materials to support its planned expanded separations capacity at the White Mesa Mill; and any expectation as to expected operational synergies of the combined company.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events or performance (often, but not always, identified by words or phrases such as "expects," "does not expect," "is expected," "is likely," "budgets," "scheduled," "forecasts," "intends," "anticipates," "does not anticipate," "continues," "plans," "estimates," "believes," or similar expressions or variations of such words and phrases, or statements that certain actions, events or results "may," "could," "would" "might," or "will" be taken, occur or be achieved) are not statements of historical fact and are forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made and involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, no assurance can be given that such expectations will prove to be correct, and forward-looking statements included in, or incorporated by reference into, this Current Report on Form 8-K should not be unduly relied upon. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: the occurrence of certain actions of the parties between signing and closing of the transaction; the Share Consideration and Preferred Share Consideration (if any) issuable in the transaction not having been approved for listing on the NYSE American and the Toronto Stock Exchange, respectively; the Share Consideration and Preferred Share Consideration (if any) not being issued pursuant to an exemption to registration requirements of applicable U.S. and Canadian securities laws; the existence of a superior proposal; the termination of the Agreement by any party in accordance with its terms; legal challenges; the availability of feed sources for the White Mesa Mill; competition from other producers; public opinion; government and political actions or inactions; the ability of the Company or the combined company to produce rare earth products to meet commercial specifications on a commercial scale at acceptable costs or at all; market factors, including future demand for REE products generally or for western-produced REE products; and the other factors described under the caption “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K, which is available for review on EDGAR at www.sec.gov/edgar.html, on SEDAR+ at www.sedarplus.ca, and on the Company’s website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this Current Report on Form 8-K, and Energy Fuels disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management’s estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: June 26, 2026	By:	/s/ Nathan Longenecker
Nathan Longenecker
Chief Legal Officer and Executive Vice President, Global Government Relations